[VENTAS LOGO]

Ventas, Inc.  4360 Brownsboro Road   Suite 115   Louisville, Kentucky 40207-1642
                   (502) 357.9000          (502) 357.9001 Fax

                                       Contacts:   Debra A. Cafaro
                                                   Chairman, President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000

         VENTAS TO SELL TEN FACILITIES TO KINDRED FOR $85 MILLION TOTAL
                                  CONSIDERATION
                                 ---------------
                  Transaction Expected to Close Before Year End
                                 ---------------


LOUISVILLE, Ky (November 5, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that it has reached an agreement to sell ten of its facilities to its primary tenant Kindred Healthcare, Inc. (NASDAQ:KIND), which currently leases and operates those facilities.

     Total consideration for the sale is $85 million, consisting of a purchase price of $79 million and a $6 million lease termination fee. Current annual rent on the ten facilities is approximately $5 million. The purchase price and lease termination fee will be payable in cash, at closing, which is expected to occur by year-end.

     "This transaction should provide significant benefits to Ventas and Kindred shareholders. By completing the sale, Ventas will remove the worst performing assets from its Master Leases with Kindred, which will improve the overall quality of the portfolio and increase cash flow coverages in the Master Leases with Kindred. It will also generate cash proceeds that will be available to fund Ventas's strategic diversification program," Ventas Chairman, President and CEO Debra A. Cafaro said. "By eliminating the operating losses in these ten assets, Kindred should achieve increased profitability in the future. We are delighted to work cooperatively and pro-actively with Kindred to craft a transaction that should create shareholder value for both companies."

     The assets consist of two hospitals, located in Minnesota and Michigan, and eight skilled nursing facilities located in Kentucky, Massachusetts, Connecticut and Wisconsin. The hospitals contain 332 beds and the eight skilled nursing facilities contain 1,081 beds.

     As a result of the sales, Ventas expects to record a book gain of approximately $54 million in its 2003 earnings. The gain will be excluded from FFO in accordance with the NAREIT definition of FFO. The Company does not expect to incur any taxes or additional 2003 dividend requirements in connection with the sale.

     The transaction is expected to close in December 2003, subject to approval by Kindred's lenders and other closing conditions. There can be no assurance that the announced transaction will close or, if so, when it will close.


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Ventas To Sell Ten Facilities To Kindred
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MASTER LEASE RENT COVERAGES

     In its third quarter earnings report issued on October 27, 2003, Ventas said that the EBITDAR to rent coverages on its Kindred portfolio is 1.6 times for the trailing twelve months ended June 30, 2003 (the latest period available). Excluding the ten assets to be sold, Kindred's EBIDTAR to rent coverage for the same period is 1.7 times.

2003 AND 2004 NORMALIZED FFO GUIDANCE REAFFIRMED

     Ventas re-affirmed its 2003 normalized FFO guidance of between $1.52 and $1.54 per diluted share, and its 2004 normalized FFO guidance of between $1.58 and $1.62 per diluted share. The Company's FFO guidance (and related GAAP earnings projections) for 2003 and 2004 excludes gains and losses on the sales of assets, and the impact of acquisitions, additional divestitures and capital transactions. It also excludes the impact of (a) any expense for "swap ineffectiveness" equal to the portion of the unrealized loss on its $450 million notional amount LIBOR swap (the Swap) in excess of its variable rate debt balances or (b) any cash costs the Company may incur to reduce the notional amount of the Swap to more closely match its variable rate debt balances.

     The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 202 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.


     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and


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Ventas To Sell Ten Facilities To Kindred
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November 5, 2003
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extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company,
(j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company's interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.


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Ventas To Sell Ten Facilities To Kindred
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
                                SUPPLEMENTAL DATA

Projected FFO per diluted share for the years ended December 31, 2003 and 2004:

                                             2003 Projected      2004 Projected
                                           ------------------  ------------------
Per diluted share:

Net income ...............................  $1.32  -   $1.34    $1.11  -    $1.15
Adjustments:
    Depreciation on real estate assets ...   0.52  -    0.52     0.47  -     0.47
    Realized loss on sale of
      real estate assets..................   0.04  -    0.04       --  -       --
                                            -----      -----    -----       -----
FFO ......................................  $1.88  -   $1.90    $1.58  -    $1.62

Adjustments:
   Gain on sale of Kindred common stock .   (0.11) -   (0.11)      --  -       --
   Reversal of contingent liability .....   (0.25) -   (0.25)      --  -       --
                                            -----      -----    -----       -----
Normalized FFO............................  $1.52 -    $1.54    $1.58 -     $1.62
                                            =====      =====    =====       =====


     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT and uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with accounting principles generally accepted in the United States ("GAAP")), as an indicator of the Company's financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Company's liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in the Company's public filings on Form 10-Q and Form 10-K.


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